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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statement Nos. 333-146797, 333-136119 and 333-127720 on Form S-3 and No. 333-136121 on Form S-8 of our report dated March 28, 2008, relating to the consolidated balance sheet of O2Diesel Corporation as of December 31, 2007, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended December 31, 2007 and 2006 and for the period October 14, 2000 (inception) through December 31, 2007, included in the 2007 Annual Report on Form 10-KSB of O2Diesel Corporation.

/s/ Mayer Hoffman McCann P.C.

Plymouth Meeting, Pennsylvania
March 31, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS